UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 1, 2016

LIBERTY TAX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35588	27-3561876
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2016, Liberty Tax, Inc. (the “Company”) entered into a Second Amended and Restated Employment Agreement (the “Second Amended and Restated Employment Agreement”) with the Company’s President and Chief Executive Officer, John T. Hewitt, the terms of which were approved by the Company’s Board of Directors.  The Second Amended and Restated Employment Agreement supersedes and replaces the previous employment agreement between the Company and Mr. Hewitt, dated June 12, 2015.

The Second Amended and Restated Employment Agreement includes the following modifications to Mr. Hewitt’s previous employment agreement:

•	Mr. Hewitt will receive a base salary at an annual rate of $534,000, effective and retroactive to the first payroll in the fiscal year beginning May 1, 2016. Mr. Hewitt’s prior employment agreement provided, at Mr. Hewitt’s request, for the reduction of his base salary to $1.00. Prior to the June 12, 2015 agreement, Mr. Hewitt’s salary was $534,003.

•	Mr. Hewitt will be eligible for an annual discretionary incentive bonus, the maximum amount of which shall be equal to one hundred percent (100%) of his base salary.

Except as described above, provisions in the Second Amended and Restated Employment Agreement are substantially the same as those contained in Mr. Hewitt’s previous employment agreement.  The foregoing summary of certain terms of the Second Amended and Restated Employment Agreement is not complete and is qualified by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Employment Agreement, effective as of July 1, 2016, by and among Liberty Tax, Inc., JTH Tax Inc., and John T. Hewitt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: July 8, 2016	By:	/s/ Vanessa M. Szajnoga
Vanessa M. Szajnoga
Vice President and General Counsel

EXHIBIT INDEX
Exhibit 10.1	Second Amended and Restated Employment Agreement, effective as of July 1, 2016, by and among Liberty Tax, Inc., JTH Tax Inc., and John T. Hewitt.